SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 26, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that the Company will release 2002 first quarter financial results before market open on Wednesday, May 1, 2002. Stephen Joffe, Chairman and CEO, and Alan Buckey, Chief Financial Officer, will be hosting an investment-community conference call beginning at 10:00 a.m. Eastern Time.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated April 26, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: May 1, 2002	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contact:

Stephen N. Joffe/Alan H. Buckey

Kevin McGrath

LCA-Vision Inc.

Cameron Associates

513-792-9292

212-245-4577

www.lasikplus.com

kevin@cameronassoc.com

FOR IMMEDIATE RELEASE

LCA-VISION TO HOLD FIRST QUARTER FINANCIAL

RESULTS CONFERENCE CALL MAY 1

CINCINNATI--(BW HealthWire)--April 26, 2002--LCA-Vision Inc.  (Nasdaq:LCAV), a leading provider of value-priced laser vision correction services across the U.S., today announced that the Company will release 2002 first quarter financial results before market open on Wednesday, May 1, 2002. Stephen Joffe, Chairman and CEO, and Alan Buckey, chief financial officer, will be hosting an investment-community conference call beginning at 10:00 a.m. Eastern Time on May 1, 2002 to discuss those results and to answer questions.

Individuals interested in listening to the conference call may do so by dialing 888/803-7404 toll free within the U.S., or 706/634-1308 for international callers. A telephone replay will be available for 48 hours by dialing 800/642-1687 toll-free within the U.S., or 706/645-9291 for international callers, and entering reservation number 4017116.  Individual investors are invited to listen to the conference call over the Internet, by going to the “Investors” section of the Company’s Website at www.LasikPlus.com. A replay will begin shortly after the call has ended and will be available for 30 days.

LCA-Vision owns and operates 31 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company’s Website at www.LasikPlus.com.

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